Exhibit 99.1

CoBiz Inc. Reports Record 2006 Earnings
Results include $0.05 security restructuring charge

Denver ––  CoBiz Inc. (Nasdaq: COBZ), a financial services holding company with $2.1 billion in assets, reported fourth quarter 2006 diluted EPS of $0.23, compared to $0.25 diluted EPS a year ago.  For the full year 2006, diluted EPS was $0.98, an increase of 12.6% from 2005 diluted EPS of $0.87.  The fourth quarter results included a charge from the sale of investment securities associated with the Company’s previously announced investment portfolio restructuring.  The impact of the restructuring reduced fourth quarter earnings by $0.05 per diluted share.  Excluding the charge, fourth quarter diluted EPS was $0.28 and full year diluted EPS was $1.03, representing increases of   12.0% and 18.4%, respectively, over the prior year.

Return on average equity was 13.69% for the current quarter versus 16.96% a year earlier, and 15.45% year-to-date versus 15.42% in the prior year’s period.  Return on average assets was 1.03% for the current quarter versus 1.21% a year earlier, and 1.11% year-to-date versus 1.10% in the prior year’s period.  Excluding the fourth quarter 2006 charge, return on average equity was 16.33% for the current quarter versus 16.96% a year earlier, and 16.16% year-to-date versus 15.42% in the prior year’s period.  Return on average assets was 1.22% for the current quarter versus 1.21% a year earlier, and 1.16% year-to-date versus 1.10% in the prior year’s period.

Fourth Quarter 2006 Highlights

(Compared with one year ago)

•             Net interest income grew 11.3%

•             Noninterest income increased 18.7%

•             Loans and deposits (including customer repos) were up 15.9% and 10.4%, respectively

•             Credit quality remains strong with 0.06% nonperforming assets to total assets

“CoBiz continues to deliver outstanding financial results, despite the challenges faced by the banking industry in 2006” said Chairman and CEO Steve Bangert.  “We ended the year with positive momentum in our deposit base, which will help position us for a strong 2007.  In addition, subsequent to the close of the fourth quarter, we successfully completed a common equity raise of $19.2 million that improves our liquidity position and strengthens our balance sheet.”

Investment Portfolio Restructuring

As previously announced on December 14, 2006, the Company restructured a portion of its investment portfolio to enhance its net interest margin and improve future earnings.  Investment securities were sold resulting in a pre-tax charge of $1.7 million.

Net Interest Income & Margin

Net interest income for the fourth quarter of 2006 increased to $20.8 million, up $2.1 million or 11.3% versus the fourth quarter of 2005.  Year-to-date net interest income for 2006 was $79.4 million, up $8.4 million or 11.9% over the same period last year.  These increases were primarily attributable to strong loan growth in both the Colorado and Arizona markets, partially offset by increased use of wholesale funding sources.

The net interest margin increased eight basis points versus the third quarter of 2006 (4.22% versus 4.14%).   The margin fell eight basis points compared to the prior year’s quarter (4.22% versus 4.30%) and seven basis points for the full year (4.20% versus 4.27%).

“We expect our margin to remain relatively stable during 2007,” commented Bangert.  “The positive impact from our investment portfolio restructuring and the additional capital we raised should offset any negative impact from continued competitive loan and deposit pricing pressures” said Bangert.

Noninterest Income

Noninterest income for the fourth quarter of 2006 increased to $9.1 million, up $1.4 million or 18.7% over the fourth quarter of 2005.  For the year-to-date period, noninterest income reached $29.9 million, an increase of $4.8 million or 19.1% versus the same period in 2005.  As a percentage of total operating revenue, noninterest income increased to 30.4% in the fourth quarter of this year compared to 29.1% in the fourth quarter of 2005.

The Insurance segment had a strong fourth quarter with the completion of several large wealth transfer cases.  For the full year 2006, the Insurance and Investment Banking Services segments contributed 72.6% of the increase in noninterest income.

Operating Expenses

Operating expenses increased $4.1 million or 24.2% versus the fourth quarter of 2005.  On a year-to-date basis, operating expenses increased $9.4 million or 15.1%.  Included in the fourth quarter and full year 2006 operating expense is a $1.7 million pre-tax charge related to the aforementioned investment portfolio restructuring.  Expenses were also impacted by increases in compensation from the continued expansion of our employee base, bonuses and commissions related to growth in fee-based income, and the impact of expensing stock-based compensation under SFAS 123R ($0.3 million for the fourth quarter and $1.1 million for the full year).

The efficiency ratio was 64.4% during the fourth quarter of 2006 versus 64.0% in the prior year’s quarter.  For the full year, the efficiency ratio was 64.1% versus 64.8% in the same period of 2005.

Loans and Deposits

Average loan balances were $1.52 billion during the quarter, an increase of $224.4 million or 17.3% over balances of $1.30 billion one year ago.  Arizona Business Bank grew loan balances by 25.6% for the full year 2006 while Colorado Business Bank grew by 11.1%.  On a dollar basis, the growth was evenly split between the two markets.

Average deposit balances were $1.42 billion during the quarter, an increase of $80.1 million or 6.0% over balances of $1.34 billion one year ago.  Deposits and customer repurchase balances ended the year at $1.70 billion, an increase of $160.3 million or 10.4% over balances of $1.54 billion at the end of 2005.  Colorado Business Bank represented 70.4% of the total deposit and repurchase growth in 2006.

“We are extremely pleased with the growth in our loan portfolio during 2006, particularly since the interest rate environment hastened loan paydowns and created aggressive pricing terms in our markets,” stated Bangert.  “Although we experienced heightened competition for deposit balances during 2006, we saw acceleration in growth of deposit and customer repurchases in the fourth quarter, with an annualized increase of 14.8%. We were particularly encouraged by the improvement in the composition, with the majority of the increase coming from demand deposits and low-cost NOW and money market accounts.”

Credit Quality

Credit quality was stable throughout 2006, ending the year with nonperforming assets to total assets of six basis points (0.06%), slightly above the prior year’s level of five basis points (0.05%).  Nonperforming loans to total loans ended the year at nine basis points (0.09%), compared to seven basis points (0.07%) at the end of 2005.  The ratio of nonperforming loans to total loans compares favorably to the average of 59 basis points (0.59%) reported for peers in the most recent data available from the FFIEC.

The allowance for loan and credit losses increased to $18.4 million at year-end, up $1.5 million from $16.9 million at the end of 2005.  Contributing to the increase were net loan recoveries of $0.2 million for 2006 compared to net loan charge-offs of $0.2 million in 2005.  The allowance for loan and credit losses as a percentage of total loans decreased to 1.19% at the end of the quarter, compared to 1.27% a year ago.

Earnings Conference Call

In conjunction with this earnings release, you are invited to listen to the company’s conference call on Friday, January 26, 2007 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed over the Internet at http://www.videonewswire.com/event.asp?id=37076 or by telephone at (877) 715-5282  (conference ID #8248563).  International callers may dial (973) 582-2850.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.

Contact Information

CoBiz Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

About CoBiz Inc.

CoBiz Inc. (www.cobizinc.com) is a $2.1 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Inc.

December 31, 2006

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended
	2006	2005	2006	2005
INCOME STATEMENT DATA
Interest income	$36,745	$28,753	$136,444	$103,456
Interest expense	15,901	10,030	57,015	32,481
NET INTEREST INCOME BEFORE PROVISION	20,844	18,723	79,429	70,975
Provision for loan and credit losses	180	523	1,342	2,465
NET INTEREST INCOME AFTER PROVISION	20,664	18,200	78,087	68,510
Noninterest income	9,123	7,689	29,965	25,153
Noninterest expense	21,021	16,924	71,927	62,480
INCOME BEFORE INCOME TAXES	8,766	8,965	36,125	31,183
Provision for income taxes	3,281	3,235	13,299	11,177
NET INCOME	$5,485	$5,730	$22,826	$20,006

EARNINGS PER COMMON SHARE
BASIC	$0.24	$0.26	$1.01	$0.90
DILUTED	$0.23	$0.25	$0.98	$0.87
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	22,672	22,233	22,546	22,160
DILUTED	23,493	23,093	23,365	23,085

COMMON SHARES OUTSTANDING AT PERIOD END			22,701	22,309
BOOK VALUE PER SHARE - COMMON			$7.17	$6.12

PERIOD END BALANCES
Total Assets			$2,112,423	$1,933,056
Loans (net)			1,526,589	1,315,762
Goodwill and Intangible Assets			42,140	41,504
Deposits			1,476,337	1,326,952
Junior Subordinated Debentures			72,166	72,166
Common Shareholders’ Equity			162,675	136,544
Interest-Earning Assets			1,972,519	1,784,757
Interest-Bearing Liabilities			1,478,076	1,344,753

BALANCE SHEET AVERAGES
Average Assets			$2,054,437	$1,810,971
Average Loans (net)			1,429,608	1,193,682
Average Deposits			1,383,342	1,250,365
Average Junior Subordinated Debentures			72,166	70,057
Average Common Shareholders’ Equity			147,750	129,713
Average Interest-Earning Assets			1,904,628	1,673,930
Average Interest-Bearing Liabilities			1,459,756	1,263,225

	Quarter Ended December 31,		Year Ended
	2006	2005	2006	2005
PROFITABILITY MEASURES
Net Interest Margin	4.22%	4.30%	4.20%	4.27%
Efficiency Ratio	64.44%	63.98%	64.12%	64.83%
Return on Average Assets	1.03%	1.21%	1.11%	1.10%
Return on Average Common Shareholders’ Equity	13.69%	16.96%	15.45%	15.42%
Noninterest Income as a Percentage of Operating Revenues	30.44%	29.11%	27.39%	26.17%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and still accruing interest			$990	$—
Nonaccrual Loans			335	907
Total Nonperforming loans			$1,325	$907

Charge-offs			(320)	(708)
Recoveries			519	475
Net Recoveries (Charge-Offs)			$199	$(233)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.06%	0.05%
Nonperforming Loans to Total Loans			0.09%	0.07%
Allowance for Loan and Credit Losses to Total Loans			1.19%	1.27%
Allowance for Loan and Credit Losses to Nonperforming Loans			1392.30%	1863.95%

CoBiz Inc.

December 31, 2006

(unaudited)

(Dollars in thousands)

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended December 31, 2006	$14,614	$7,568	$46	$7	$3	$(1,394)	$20,844
Quarter ended September 30, 2006	$13,986	$7,487	$34	$5	$(2)	$(1,346)	$20,164
Annualized quarterly growth	17.8%	4.3%	140.0%	158.7%	991.8%	(14.1)%	13.4%

Quarter ended December 31, 2005	$13,541	$6,314	$9	$4	$—	$(1,145)	$18,723
Annual growth	7.9%	19.9%	411.1%	75.0%	100.0%	(21.7)%	11.3%

Noninterest income
Quarter ended December 31, 2006	$1,329	$382	$2,096	$1,087	$4,006	$223	$9,123
Quarter ended September 30, 2006	1,251	418	1,063	1,030	3,525	$(4)	7,283
Annualized quarterly growth	24.7%	(34.2)%	385.5%	22.0%	54.1%	22,514.9%	100.2%

Quarter ended December 31, 2005	$1,008	$316	$2,462	$956	$2,934	$13	$7,689
Annual growth	31.8%	20.9%	(14.9)%	13.7%	36.5%	1,615.4%	18.7%

Net income
Quarter ended December 31, 2006	$4,306	$1,830	$155	$34	$350	$(1,190)	$5,485
Quarter ended September 30, 2006	5,019	2,219	(68)	49	229	(1,192)	6,256
Annualized quarterly growth	(56.4)%	(69.6)%	1,301.1%	(121.5)%	209.6%	.7%	(48.9)%

Quarter ended December 31, 2005	$4,308	$1,762	$427	$66	$257	$(1,090)	$5,730
Annual growth	(.0)%	3.9%	(63.7)%	(48.5)%	36.2%	(9.2)%	(4.3)%

Earnings per share (diluted)
Quarter ended December 31, 2006	$0.18	$0.08	$0.01	$—	$0.01	$(0.05)	$0.23
Quarter ended September 30, 2006	0.21	0.10	—	—	0.01	(0.05)	0.27
Annualized quarterly growth	(56.7)%	(79.3)%	—	—	.0%	.0%	(58.8)%

Quarter ended December 31, 2005	$0.19	$0.08	$0.02	$—	$0.01	$(0.05)	$0.25
Annual growth	(5.3)%	.0%	(50.0)%	.0%	.0%	.0%	(8.0)%

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Total loans
At December 31, 2006	$989,627	$554,803	$—	$—	$—	$30	$1,544,460
At September 30, 2006	980,140	536,309	—	—	—	45	1,516,494
Annualized quarterly growth	3.8%	13.7%	—	—	—	(132.2)%	7.3%

At December 31, 2005	$890,909	$441,711	$—	$—	$—	$48	$1,332,668
Annual growth	11.1%	25.6%	—	—	—	(37.5)%	15.9%

Total deposits and customer repurchase agreements
At December 31, 2006	$1,347,673	$354,675	$—	$1,606	$—	$—	$1,703,954
At September 30, 2006	1,318,720	323,130	—	833	—	—	1,642,683
Annualized quarterly growth	8.7%	38.7%	—	368.2%	—	—	14.8%

At December 31, 2005	$1,234,770	$307,894	$—	$1,014	$—	$—	$1,543,678
Annual growth	9.1%	15.2%	—	58.4%	—	—	10.4%

	For the Quarter ended December 31, 2006

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$26,496	$10,159	$46	$7	$3	$34	$36,745
Total interest expense	11,882	2,591	—	—	—	1,428	15,901
Net interest income	14,614	7,568	46	7	3	(1,394)	20,844
Provision for credit losses	123	58	—	—	—	(1)	180
Net interest income after provision for credit losses	14,491	7,510	46	7	3	(1,393)	20,664
Noninterest income	1,329	382	2,096	1,087	4,006	223	9,123
Noninterest expense and minority interest	2,770	2,593	1,807	939	3,265	9,647	21,021
Income before income taxes	13,050	5,299	335	155	744	(10,817)	8,766
Provision for income taxes	4,892	2,005	131	65	298	(4,110)	3,281
Net income before management fees and overhead allocations	$8,158	$3,294	$204	$90	$446	$(6,707)	$5,485
Management fees and overhead allocations, net of tax	3,852	1,464	49	56	96	(5,517)	—
Net income	$4,306	$1,830	$155	$34	$350	$(1,190)	$5,485

	For the Quarter ended September 30, 2006

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$25,817	$9,816	$34	$5	$2	$85	$35,759
Total interest expense	11,831	2,329	—	—	4	1,431	15,595
Net interest income	13,986	7,487	34	5	(2)	(1,346)	20,164
Provision for credit losses	(60)	150	—	—	—	(15)	75
Net interest income after provision for credit losses	14,046	7,337	34	5	(2)	(1,331)	20,089
Noninterest income	1,251	418	1,063	1,030	3,525	(4)	7,283
Noninterest expense and minority interest	2,788	2,462	1,135	885	3,005	7,212	17,487
Income before income taxes	12,509	5,293	(38)	150	518	(8,547)	9,885
Provision for income taxes	4,556	2,002	(8)	58	210	(3,189)	3,629
Net income before management fees and overhead allocations	$7,953	$3,291	$(30)	$92	$308	$(5,358)	$6,256
Management fees and overhead allocations, net of tax	2,934	1,072	38	43	79	(4,166)	—
Net income	$5,019	$2,219	$(68)	$49	$229	$(1,192)	$6,256

	For the Quarter ended December 31, 2005

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$20,987	$7,720	$9	$4	$—	$33	$28,753
Total interest expense	7,446	1,406	—	—	—	1,178	10,030
Net interest income	13,541	6,314	9	4	—	(1,145)	18,723
Provision for credit losses	291	231	—	—	—	1	523
Net interest income after provision for credit losses	13,250	6,083	9	4	—	(1,146)	18,200
Noninterest income	1,008	316	2,462	956	2,934	13	7,689
Noninterest expense and minority interest	2,869	2,321	1,726	790	2,377	6,841	16,924
Income before income taxes	11,389	4,078	745	170	557	(7,974)	8,965
Provision for income taxes	4,211	1,462	287	67	219	(3,011)	3,235
Net income before management fees and overhead allocations	$7,178	$2,616	$458	$103	$338	$(4,963)	$5,730
Management fees and overhead allocations, net of tax	2,870	854	31	37	81	(3,873)	—
Net income	$4,308	$1,762	$427	$66	$257	$(1,090)	$5,730

	Quarter ended December 31,				Year ended December 31,
			Increase/(decrease)				Increase/(decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
NONINTEREST INCOME
Deposit service charges	$674	$662	$12	2%	$2,778	$2,812	$(34)	(1)%
Other loan fees	202	230	(28)	(12)%	758	772	(14)	(2)%
Investment advisory and trust income	1,087	956	131	14%	4,141	3,903	238	6%
Insurance income	4,006	2,934	1,072	37%	13,094	10,655	2,439	23%
Investment banking income	2,096	2,462	(366)	(15)%	6,214	5,158	1,056	20%
Other income	1,058	445	613	138%	2,980	1,853	1,127	61%
Total noninterest income	$9,123	$7,689	$1,434	19%	$29,965	$25,153	$4,812	19%

	Quarter ended December 31,				Year ended December 31,
			Increase/(decrease)				Increase/(decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$13,122	$11,281	$1,841	16%	$46,487	$40,422	$6,065	15%
Stock-based compensation	285	—	285	100%	1,140	—	1,140	100%
Occupancy expenses, premises and equipment	2,842	2,794	48	2%	11,360	10,975	385	4%
Amortization of intangibles	118	124	(6)	(5)%	475	540	(65)	(12)%
Other operating expenses	2,945	2,701	244	9%	10,683	10,380	303	3%
Loss on sale of other assets and securities	1,709	24	1,685	7021%	1,782	163	1,619	993%
Total noninterest expenses	$21,021	$16,924	$4,097	24%	$71,927	$62,480	$9,447	15.1%

	December 31, 2006		December 31, 2005
		% of		% of
	Amount	Portfolio	Amount	Portfolio
LOANS
Commercial	$482,309	31.6%	$421,497	32.0%
Real Estate – mortgage	698,951	45.8%	682,503	51.9%
Real Estate – construction	292,952	19.2%	150,680	11.5%
Consumer	57,990	3.8%	65,932	5.0%
Other	12,258	0.8%	12,056	0.9%
Gross loans	1,544,460	101.2%	1,332,668	101.3%
Less allowance for loan losses	(17,871)	(1.2)%	(16,906)	(1.3)%
Net loans	$1,526,589	100.0%	$1,315,762	100.0%

	December 31, 2006		December 31, 2005
		% of		% of
	Amount	Portfolio	Amount	Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$566,849	33.3%	$502,283	32.5%
Savings	10,740	0.6%	8,461	0.5%
Certificates of deposits under $100,000	77,367	4.5%	81,436	5.3%
Certificates of deposits $100,000 and over	371,137	21.8%	298,681	19.3%
Total interest-bearing deposits	1,026,093	60.2%	890,861	57.7%
Noninterest-bearing demand deposits	450,244	26.4%	436,091	28.3%
Customer repurchase agreements	227,617	13.4%	216,726	14.0%
Total deposits and customer repurchase agreements	$1,703,954	100.0%	$1,543,678	100.0%

	For the quarter ended December 31,
		2006			2005
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost
Assets
Federal funds sold and other	$7,869	$126	6.27%	$3,935	$57	5.67%
Investment securities	459,111	5,598	4.77%	449,791	4,506	3.92%
Loans	1,524,567	31,149	7.99%	1,300,171	24,305	7.31%
Allowance for loan losses	(17,748)	—		(16,631)	—
Total interest earning assets	$1,973,799	$36,873	7.31%	$1,737,266	$28,868	6.50%
Noninterest-earning assets
Cash and due from banks	43,374			46,502
Other	104,488			97,614
Total assets	$2,121,661			$1,881,382

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$516,791	$3,823	2.93%	$490,387	$2,632	2.13%
Savings deposits	10,903	42	1.53%	8,812	12	0.54%
Certificates of deposits
Under $100,000	73,583	825	4.45%	85,989	713	3.29%
$100,000 and over	377,408	4,646	4.88%	316,622	2,727	3.42%
Total Interest-bearing deposits	$978,685	$9,336	3.78%	$901,810	$6,084	2.68%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	453,814	5,133	4.43%	322,483	2,767	3.36%
Junior subordinated debentures	72,166	1,432	7.76%	72,166	1,179	6.39%
Total interest-bearing liabilities	$1,504,665	$15,901	4.17%	$1,296,459	$10,030	3.05%
Noninterest-bearing demand accounts	439,062			435,853
Total deposits and interest-bearing liabilities	1,943,727			1,732,312
Other noninterest-bearing liabilities	18,950			15,031
Total liabilities and preferred securities	1,962,677			1,747,343
Shareholders’ equity	158,984			134,039
Total liabilities and shareholders’ equity	$2,121,661			$1,881,382
Net interest income		$20,972			$18,838
Net interest spread			3.14%			3.45%
Net interest margin			4.22%			4.30%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.18%			134.00%

	For the year ended December 31,
		2006			2005
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost
Assets
Federal funds sold and other	$6,677	$423	6.34%	$3,706	$223	6.02%
Investment securities	468,343	21,590	4.61%	476,542	18,139	3.81%
Loans	1,446,964	114,942	7.94%	1,209,377	85,531	7.07%
Allowance for loan losses	(17,356)	—		(15,695)	—
Total interest earning assets	$1,904,628	$136,955	7.19%	$1,673,930	$103,893	6.21%
Noninterest-earning assets
Cash and due from banks	46,187			42,370
Other	103,622			94,671
Total assets	$2,054,437			$1,810,971

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$512,007	$13,857	2.71%	$461,544	$7,469	1.62%
Savings deposits	9,475	103	1.09%	10,357	42	0.41%
Certificates of deposits
Under $100,000	77,748	3,143	4.04%	83,587	2,404	2.88%
$100,000 and over	354,029	15,873	4.48%	289,607 `	8,561	2.96%
Total Interest-bearing deposits	$953,259	$32,976	3.46%	$845,095	$18,476	2.19%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	434,331	18,585	4.28%	348,073	9,607	2.76%
Junior subordinated debentures	72,166	5,454	7.56%	70,057	4,398	6.28%
Total interest-bearing liabilities	$1,459,756	$57,015	3.91%	$1,263,225	$32,481	2.57%
Noninterest-bearing demand accounts	430,083			405,270
Total deposits and interest-bearing liabilities	1,889,839			1,668,495
Other noninterest-bearing liabilities	16,848			12,763
Total liabilities and preferred securities	1,906,687			1,681,258
Shareholders’ equity	147,750			129,713
Total liabilities and shareholders’ equity	$2,054,437			$1,810,971
Net interest income		$79,940			$71,412
Net interest spread			3.28%			3.64%
Net interest margin			4.20%			4.27%
Ratio of average interest-earning assets to average interest-bearing liabilities	130.48%			132.51%

CoBiz Inc.

December 31, 2006

(unaudited)

Reconciliation of Non-GAAP Measure to GAAP

Management is presenting in the following table, adjustments to net income, diluted earnings per share, return on average equity and return on average assets as reported in accordance with generally accepted accounting principles for the impact of an investment portfolio restructuring.

	Quarter Ended	Year Ended
	December 31, 2006	December 31, 2006

Net income as reported - GAAP	$5,485	$22,826

Effect of excluding the investment portfolio restructuring - net of tax	1,057	1,057

Adjusted net income (Non-GAAP)	$6,542	$23,883

Diluted EPS as reported - GAAP	$0.23	$0.98

Effect of excluding the investment portfolio restructuring	0.05	0.05

Adjusted diluted EPS (Non-GAAP)	$0.28	$1.03

Return on average equity as reported - GAAP	13.69%	15.45%

Effect of excluding the investment portfolio restructuring	2.64%	0.71%

Adjusted return on average equity (Non-GAAP)	16.33%	16.16%

Return on average assets as reported - GAAP	1.03%	1.11%

Effect of excluding the investment portfolio restructuring	0.20%	0.05%

Adjusted return on average assets (Non-GAAP)	1.22%	1.16%